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                                                                    Exhibit 12.3


                     Hanover Compression Limited Partnership
                Computation of Ratio of Earnings to Fixed Charges
                  (amounts in thousands of dollars) (unaudited)

                                                     March 31,     March 31,   Pro forma
                                                       2002          2001        2001         2001         2000         1999
                                                       ----          ----        ----         ----         ----         ----
Earnings:
Income before taxes                                 $  12,496    $  34,058    $ 133,426    $ 131,590    $  87,840    $  63,864

Add:
Interest on indebtedness and amortization of
capitalized interest, debt expense and discount         8,333        3,040       19,207       17,800        8,747        8,837
Leasing expense and the estimated interest factor
attributable to rents                                  23,342       15,524       94,511       71,637       46,132       22,486
Subtract:
Equity in income of non-consolidated affiliates
in excess of distributions of income                   (4,932)        (750)      (5,615)      (9,350)      (3,518)      (1,188)
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Earnings                                            39,239       51,872      241,529      211,677      139,201       93,999
                                                    ---------    ---------    ---------    ---------    ---------    ---------
Fixed charges:
Interest on indebtedness and amortization of debt
expense and discount                                    9,068        3,341       21,697       20,290       10,220       10,319
Leasing expense and the estimated interest factor
attributable to rents                                  23,342       15,524       94,511       71,637       46,132       22,486
                                                    ---------    ---------    ---------    ---------    ---------    ---------
   Fixed charges                                       32,410       18,865      116,208       91,927    $  56,352       32,805
                                                    ---------    ---------    ---------    ---------    ---------    ---------

Ratio of earnings to fixed charges                       1.21         2.75         2.08         2.30         2.47         2.87
                                                    =========    =========    =========    =========    =========    =========


                                                        1998        1997
                                                        ----        ----
Earnings:
Income before taxes                                 $  49,636    $  28,685

Add:
Interest on indebtedness and amortization of
capitalized interest, debt expense and discount        11,716       10,728
Leasing expense and the estimated interest factor
attributable to rents                                   6,310          113
Subtract:
Equity in income of non-consolidated affiliates
in excess of distributions of income                   (1,369)
                                                    ---------    ---------
   Earnings                                            66,293       39,526
                                                    ---------    ---------
Fixed charges:
Interest on indebtedness and amortization of debt
expense and discount                                   11,716       10,728
Leasing expense and the estimated interest factor
attributable to rents                                   6,310          113
                                                    ---------    ---------
   Fixed charges                                       18,026       10,841
                                                    ---------    ---------

Ratio of earnings to fixed charges                       3.68         3.65
                                                    =========    =========